Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 138 to Registration Statement No. 2-17613 on Form N-1A of our report dated May 16, 2006, relating to the financial statements and financial highlights of Ivy Funds including Balanced Fund, Bond Fund, Cash Reserves Fund, Cundill Global Value Fund, Dividend Income Fund, European Opportunities Fund, Global Natural Resources Fund, International Fund, International Balanced Fund, International Value Fund, Mortgage Securities Fund, Pacific Opportunities Fund, Real Estate Securities Fund, Small Cap Value Fund, and Value Fund, appearing in the Annual Report on Form N-CSR of Ivy Funds for the year ended March 31, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Custodial and Auditing Services" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
July 25, 2006